Exhibit 10.7

FORM OF Clean diesel technologies, inc.

NOTICE OF GRANT OF RESTRICTED SHARE UNITS

(For Non-US Participant)

Clean Diesel Technologies, Inc. (the “Company”) has granted to the Participant an award of Restricted Share Units (the “Award”) pursuant to the Clean Diesel Technologies, Inc. Stock Incentive Plan (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) Share of the Company, as follows:

Participant:	_________________	Grant ID:	_________________
Date of Grant:	_________________
Number of Restricted Share Units:	___________, subject to adjustment as provided by the Restricted Share Units Agreement.
Settlement Date:

For each Restricted Share Unit, except as otherwise provided by the Restricted Share Units Agreement, the date on which such unit becomes a Vested Unit in accordance with the vesting schedule set forth below.

Vested Units:

Except as provided by the Restricted Share Units Agreement and provided that the Participant’s Service has not terminated prior to the applicable date, the number of Vested Units shall cumulatively increase on each respective date set forth below by the number of units set forth opposite such date, as follows:

	Vesting Date	Number of Units Vesting

Local Law:	The laws, rules and regulations of [Name of Country].

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Plan and the Restricted Share Units Agreement, both of which are made a part of this document.  The Participant acknowledges that copies of the Plan and the Restricted Share Units Agreement and the prospectus for the Plan are available for review upon request at the Company’s offices and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice.  The Participant represents that the Participant has read and is familiar with the provisions of the Plan and Restricted Share Units Agreement, and hereby accepts the Award subject to all of their terms and conditions.

Clean diesel technologies, inc.	PARTICIPANT

By: _________________________________________________	____________________________________________
[officer name]	Signature
[officer title]	____________________________________________
Date
Address:	____________________________________________
Address
____________________________________________

ATTACHMENTS:     Stock Incentive Plan, as amended to the Date of Grant; Restricted Share Units Agreement and Plan Prospectus

Clean diesel Technologies, Inc.

RESTRICTED SHARE UNITS AGREEMENT

(For Non-US Participant)

Clean Diesel Technologies, Inc. has granted to the Participant named in the Notice of Grant of Restricted Share Units (the “Grant Notice”) to which this Restricted Share Units Agreement (the “Agreement”) is attached, an Award consisting of Restricted Share Units subject to the terms and conditions set forth in the Grant Notice and this Agreement.  The Award has been granted pursuant to and shall in all respects be subject to the terms conditions of the Clean Diesel Technologies, Inc. Stock Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of and represents that the Participant  has read and is familiar with the Grant Notice, this Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of the shares issuable pursuant to the Award (the “Plan Prospectus”), (b) accepts the Award subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.                  Definitions and Construction.

1.1              Definitions.   Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

(a)                “Service” means a Participant’s employment or service with the Corporation, whether as an Employee, Non-Employee Director, consultant or advisor.  Unless otherwise provided by the Board, a Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders such Service or a change in the Corporation for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service.  Furthermore, a Participant’s Service shall not be deemed to have been interrupted or terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Corporation.  However, unless otherwise provided by the Board, if any such leave taken by a Participant exceeds ninety (90) days, then on the ninety-first (91st) day following the commencement of such leave the Participant’s Service shall be deemed to have terminated, unless the Participant’s right to return to Service is guaranteed by statute or contract.  Notwithstanding the foregoing, unless otherwise designated by the Corporation or required by law, an unpaid leave of absence shall not be treated as Service for purposes of determining vesting under this Option Agreement.  A Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the business entity for which the Participant performs Service ceasing to be the Corporation.  Subject to the foregoing, the Corporation, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

1.2              Construction.   Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.                  Certain Conditions of the Award.

2.1              Compliance with Local Law.  The Participant agrees that the Participant will not acquire Shares pursuant to the Award or transfer, assign, sell or otherwise deal with such Shares except in compliance with Local Law.

2.2              Service Conditions.  In accepting the Award, the Participant acknowledges that:

(a)                Any notice period mandated  under Local Law shall not be treated as Service for the purpose of determining the vesting of the Award; and the Participant’s right to receive Shares in settlement of the Award after termination of Service, if any, will be measured by the date of termination of the Participant’s active Service and will not be extended by any notice period mandated under Local Law.  Subject to the foregoing and the provisions of the Plan, the Corporation, in its sole discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(b)               The vesting of the Award shall cease upon, and no Restricted Share Units shall become Vested Units following, the Participant’s termination of Service for any reason except as may be explicitly provided by the Plan or this Agreement.

(c)                The Plan is established voluntarily by the Corporation.  It is discretionary in nature and it may be modified, amended, suspended or terminated by the Corporation at any time, unless otherwise provided in the Plan and this Agreement.

(d)               The grant of the Award is voluntary and occasional and does not create any contractual or other right to receive future grants of Awards, or benefits in lieu of Awards, even if Awards have been granted repeatedly in the past.

(e)                All decisions with respect to future Award grants, if any, will be at the sole discretion of the Corporation.

(f)                The Participant’s participation in the Plan shall not create a right to further Service with the Corporation and shall not interfere with the ability of with the Corporation to terminate the Participant’s Service at any time, with or without cause.

(g)               The Participant is voluntarily participating in the Plan.

(h)               The Award is an extraordinary item that does not constitute compensation of any kind for Service of any kind rendered to the Corporation, and which is outside the scope of the Participant’s employment contract, if any.

(i)                 The Award is not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, redundancy, end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(j)                 In the event that the Participant is not an employee of the Corporation, the Award grant will not be interpreted to form an employment contract or relationship with the Corporation.

(k)               The future value of the underlying Shares is unknown and cannot be predicted with certainty.  If the Participant obtains Shares upon settlement of the Award, the value of those Shares may increase or decrease.

(l)                 No claim or entitlement to compensation or damages arises from termination of the Award or diminution in value of the Award or Shares acquired upon settlement of the Award resulting from termination of the Participant’s Service (for any reason whether or not in breach of Local Law) and the Participant irrevocably releases the Corporation from any such claim that may arise.  If, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such a claim.

2.3              Data Privacy Consent.

(a)                The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this document by the Corporation for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

(b)               The Participant understands that the Corporation holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Corporation, details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Participant understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon settlement of the Award.  The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact the Participant’s local human resources representative.

3.                  Administration.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Corporation in the administration of the Plan or the Award shall be determined by the Board.  All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the Award, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the Award or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Award.  Any officer of the Corporation shall have the authority to act on behalf of the Corporation with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Corporation herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

4.                  The Award.

4.1              Grant of Restricted Share Units.  On the Date of Grant, the Participant shall acquire, subject to the provisions of this Agreement, the Number of Restricted Share Units set forth in the Grant Notice, subject to adjustment as provided in Section 10.  Each Restricted Share Unit represents a right to receive on a date determined in accordance with the Grant Notice and this Agreement one (1) Share.

4.2              No Monetary Payment Required.  The Participant is not required to make any monetary payment (other than applicable tax withholding, if any) as a condition to receiving the Restricted Share  Units or Shares issued upon settlement of the Restricted Share  Units, the consideration for which shall be past services actually rendered or future services to be rendered to the Corporation or for its benefit.  Notwithstanding the foregoing, if required by applicable law, the Participant shall furnish consideration in the form of cash or past services rendered to the Corporation or for its benefit having a value not less than the par value of the Shares issued upon settlement of the Restricted Share  Units.

5.                  Vesting of Restricted Share Units.

Except as otherwise provided by this Section 5 and Section 9, Restricted Share  Units acquired pursuant to this Agreement shall become Vested Units as provided in the Grant Notice.

(a)                Death.   If the Participant’s Service terminates because of the death of the Participant, one hundred percent (100%) of the Restricted Shares Units will become Vested Units as of the Participant’s death..  The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three (3) months after the Participant’s termination of Service.

(b)               Board Discretion.  The Board, in its discretion, may accelerate the vesting of the balance, or some lesser portion of the balance, of any Unvested Units at any time, subject to the terms of the Plan.  If so accelerated, such Restricted Share Units will be considered as having vested as of the date specified by the Board.  Subject to the provisions of this Section 5(b), if the Board, in its discretion, accelerates the vesting of the balance, or some lesser portion of the balance, of the Unvested Units, the payment of such accelerated Restricted Share Units shall be made within two and one-half (2½) months following the end of the Corporation’s tax year that includes the date such accelerated Restricted Share Units vest.

6.                  Reserved.

7.                  Settlement of the Award.

7.1              Issuance of Shares.   Subject to the provisions of Section 7.3 below, the Corporation shall issue to the Participant on the Settlement Date with respect to each Vested Unit to be settled on such date one (1) Share.  Shares issued in settlement of Restricted Share Units shall not be subject to any restriction on transfer other than any such restriction as may be required pursuant to Section 7.3, Section 8 or the Corporation’s Insider Trading Policy.

7.2              Beneficial Ownership of Shares; Certificate Registration.   The Participant hereby authorizes the Corporation, in its sole discretion, to deposit any or all Shares acquired by the Participant pursuant to the settlement of the Award with the Corporation’s transfer agent, including any successor transfer agent, to be held in book entry form, or to deposit such Shares for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Corporation has notice.  Except as provided by the foregoing, a certificate for the Shares acquired by the Participant shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

7.3              Restrictions on Grant of the Award and Issuance of Shares.   The grant of the Award and issuance of Shares upon settlement of the Award shall be subject to compliance with all applicable requirements of United States federal and state law and Local Law with respect to such securities.  No Shares may be issued hereunder if the issuance of such Shares would constitute a violation of any applicable United States federal, state or foreign securities laws, including Local Law, or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed.  The inability of the Corporation to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Corporation’s legal counsel to be necessary to the lawful issuance of any Shares subject to the Award shall relieve the Corporation of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.  As a condition to the settlement of the Award, the Corporation may require the Participant  to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Corporation.

7.4              Fractional Shares.   The Corporation shall not be required to issue fractional Shares upon the settlement of the Award.

8.                  Tax Withholding.

8.1              In General.  Regardless of any action taken by the Corporation with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding obligations (the “Tax Obligations”), the Participant acknowledges that the ultimate liability for all Tax Obligations legally due by the Participant is and remains the Participant’s responsibility and that the Corporation (a) makes no representations or undertakings regarding the treatment of any Tax Obligations in connection with any aspect of the Award, including the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired pursuant to such settlement, or the receipt of any dividends and (b) does not commit to structure the terms of the grant or any other aspect of the Award to reduce or eliminate the Participant’s liability for Tax Obligations.  The Participant shall pay or make adequate arrangements satisfactory to the Corporation to satisfy all Tax Obligations of the Corporation at the time such Tax Obligations arise.  In this regard, the Participant hereby authorizes withholding of all applicable Tax Obligations from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for withholding of all applicable Tax Obligations, if any, by the Corporation which arise in connection with the Award.  The Corporation shall have no obligation to process the settlement of the Award or to deliver Shares until the Tax Obligations as described in this Section have been satisfied by the Participant.

8.2              Assignment of Sale Proceeds.  Subject to compliance with applicable law, including Local Law, and the Corporation’s Insider Trading Policy, if permitted by the Corporation, the Participant may satisfy the Tax Obligations in accordance with procedures established by the Corporation providing for delivery by the Participant to the Corporation or a broker approved by the Corporation of properly executed instructions, in a form approved by the Corporation, providing for the assignment to the Corporation of the proceeds of a sale with respect to some or all of the Shares being acquired upon settlement of Restricted Share Units.

8.3              Withholding in Shares.  If permissible under applicable law, including Local Law, the Corporation shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of the Tax Obligations by deducting from the Shares otherwise deliverable to the Participant in settlement of the Award a number of whole Shares having a fair market value, as determined by the Corporation as of the date on which the Tax Obligations arise, not in excess of the amount of such Tax Obligations determined by the applicable minimum statutory withholding rates.

9.                  Effect of Change in Control.

In the event of a Change in Control, except to the extent that the Board determines to cash out the Award in accordance with Section 8.2(c) of the Plan, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of the Participant, assume or continue in full force and effect the Corporation’s rights and obligations with respect to all or any portion of the outstanding Restricted Share Units or substitute for all or any portion of the outstanding Restricted Share Units substantially equivalent rights with respect to the Acquiror’s capital stock.  For purposes of this Section, a Restricted Share Unit shall be deemed assumed if, following the Change in Control, the Restricted Share Unit confers the right to receive, subject to the terms and conditions of the Plan and this Agreement, the consideration (whether shares, cash, other securities or property or a combination thereof) to which a holder of a Share on the effective date of the Change in Control was entitled (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration is not solely common shares of the Acquiror, the Board may, with the consent of the Acquiror, provide for the consideration to be received upon settlement of the Restricted Share Unit to consist solely of common shares of the Acquiror equal in Fair Market Value to the per Share consideration received by holders of Shares pursuant to the Change in Control.  The Award shall terminate and cease to be outstanding effective as of the time of consummation or the Change in Control to the extent that the Award is neither assumed or continued by the Acquiror in connection with the Change in Control nor settled as of the time of the Change in Control.

10.                  Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Corporation, in the event of any change in the Shares effected without receipt of consideration by the Corporation, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, share dividend, share split, reverse share split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Corporation, or in the event of payment of a dividend or distribution to the stockholders of the Corporation in a form other than Shares (other than regular, periodic cash dividends paid on Shares pursuant to the Corporation’s dividend policy) that has a material effect on the Fair Market Value of Shares, appropriate and proportionate adjustments shall be made in the number of Restricted Share Units subject to the Award and/or the number and kind of shares or other property to be issued in settlement of the Award, in order to prevent dilution or enlargement of the Participant’s rights under the Award.  For purposes of the foregoing, conversion of any convertible securities of the Corporation shall not be treated as “effected without receipt of consideration by the Corporation.”  Any and all new, substituted or additional securities or other property to which the Participant is entitled by reason of ownership of Restricted Share Units acquired pursuant to this Award will be immediately subject to the provisions of this Award on the same basis as all Restricted Share Units originally acquired hereunder.  Any fractional Restricted Share Unit or Share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number.  Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

11.              Rights as a Stockholder, Director, Employee, Consultant or Advisor.

The Participant  shall have no rights as a stockholder with respect to any Shares which may be issued in settlement of this Award until the date of the issuance of such Shares (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued, except as provided in Section 10.  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Corporation and the Participant, the Participant’s employment is for no specified term.  Nothing in this Agreement shall confer upon the Participant any right to continue in the service of the Corporation or interfere in any way with any right of the Corporation to terminate the Participant’s Service at any time.

12.                  Legends.

The Corporation may at any time place legends referencing any applicable United States federal or state or foreign securities law, including Local Law, restrictions on all certificates representing Shares issued pursuant to this Agreement.  The Participant  shall, at the request of the Corporation, promptly present to the Corporation any and all certificates representing Shares acquired pursuant to this Award in the possession of the Participant in order to carry out the provisions of this Section.

13.              Miscellaneous Provisions.

13.1          Termination or Amendment.  The Board may terminate or amend the Plan or this Agreement at any time; provided, however, that except as provided in Section 9 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Participant’s rights under this Agreement without the consent of the Participant unless such termination or amendment is necessary to comply with applicable law or government regulation.  No amendment or addition to this Agreement shall be effective unless in writing.

13.2          Nontransferability of the Award.  Prior to the issuance of Shares on the applicable Settlement Date, neither this Award nor any Restricted Share Units subject to this Award shall be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  All rights with respect to the Award shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s guardian or legal representative.

13.3          Unfunded Obligation.  The Participant shall have the status of a general unsecured creditor of the Corporation.  Any amounts payable to the Participant pursuant to the Award shall be an unfunded and unsecured obligation for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974.  The Corporation shall not be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations.  The Corporation shall retain at all times beneficial ownership of any investments, including trust investments, which the Corporation may make to fulfill its payment obligations hereunder.  Any investments or the creation or maintenance of any trust or any Participant account shall not create or constitute a trust or fiduciary relationship between the Plan Administrator or the Corporation and the Participant, or otherwise create any vested or beneficial interest in the Participant or the Participant’s creditors in any assets of the Corporation.  The Participant shall have no claim against the Corporation for any changes in the value of any assets which may be invested or reinvested by the Corporation with respect to the Award.

13.4          Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.5          Binding Effect.  This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

13.6          Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Corporation, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a)                Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Agreement, the Plan Prospectus, and any reports of the Corporation provided generally to the Corporation’s stockholders, may be delivered to the Participant electronically.  In addition, if permitted by the Corporation, the Participant may deliver electronically the Grant Notice to the Corporation or to such third party involved in administering the Plan as the Corporation may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Corporation intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Corporation.

(b)               Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 13.6(a) of this Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Corporation, the delivery of the Grant Notice, as described in Section 13.6(a).  The Participant acknowledges that he or she may receive from the Corporation a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Corporation by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Corporation or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 13.6(a) or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Corporation of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 13.6(a).

13.7          Integrated Agreement.  The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement between the Participant and the Corporation referring to the Award, shall constitute the entire understanding and agreement of the Participant  and the Corporation with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant  and the Corporation with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any settlement of the Award and shall remain in full force and effect.

13.8          Country-Specific Terms and Conditions.  Notwithstanding any other provision of this Agreement to the contrary, the Award shall be subject to the specific terms and conditions, if any, set forth in the Appendix to this Agreement which are applicable to the Participant’s country of residence, the provisions of which are incorporated in and constitute part of this Agreement.  Moreover, if the Participant relocates to one of the countries included in the Appendix, the specific terms and conditions applicable to such country will apply to the Award to the extent the Corporation determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan or this Agreement.

13.9          Applicable Law.  This Agreement shall be governed by the laws of the State of California, without regard to its conflict of law rules.  For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties as evidenced by this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of the County of Ventura, California or the federal courts of the United States for the Central District of California and no other courts, where this Agreement is made and/or performed.

13.10      Counterparts.   The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.